Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is entered into as of December 14, 2005 among RED ROBIN INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the “Parent”), those Domestic Subsidiaries of the Borrower as may from time to time become parties hereto (together with the Parent, individually a “Guarantor” and collectively the “Guarantors”; the Guarantors and the Borrower, individually an “Obligor” and collectively the “Obligors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement described below (the “Lenders”).

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of May 20, 2003 (as amended or modified, the “Existing Credit Agreement”), among the Borrower, the Guarantors, the lenders party thereto, and the Administrative Agent, the Lenders agreed to make loans and issue or participate in letters of credit upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed, restated or replaced from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent, the Lenders have agreed to refinance the Existing Credit Agreement and make Loans and issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Existing Credit Agreement, the Borrower and the Guarantors entered into that certain Amended and Restated Security Agreement dated as of May 20, 2003 (as amended or modified, the “Existing Security Agreement”); and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue or participate in Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement (which amends and restates the Existing Security Agreement) to the Administrative Agent for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of North Carolina (the “UCC”) are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Intermediary, Security Entitlement, Software, Supporting Obligations and Tangible Chattel Paper. For purposes of this Security Agreement, the term “Lender” shall include any Hedging Agreement Provider.

(b) In addition, the following terms shall have the following meaning:

“Material”: shall mean, with respect to any item of Collateral (or amount payable thereunder or in connection therewith with respect to Accounts or similar obligations) qualified by the term “Material” in this Security Agreement, that such item of Collateral (or such amount), when aggregated with all other items of Collateral excluded because such items are qualified by the term “Material,” has a fair market value in excess of $500,000 in the aggregate.

“Secured Obligations”: the collective reference to the following:

(a) all Credit Party Obligations (including obligations under Secured Hedging Agreements), howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several; and

(b) all reasonable expenses and charges, legal and otherwise, incurred by the Administrative Agent and/or the Lenders and/or the Hedging Agreement Providers in collecting or enforcing any Credit Party Obligation or in realizing on or protecting any security therefor, including without limitation, the security granted hereunder.

“Vehicles”: shall mean all cars, trucks, vans, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state, including, without limitation, all tires and other appurtenances to any of the foregoing.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts;

(b) all cash and Cash Equivalents;

(c) all Chattel Paper (including Electronic Chattel Paper);

(d) those certain Commercial Tort Claims of such Obligor set forth on Schedule 2(d) attached hereto (as such Schedule may be updated from time to time by the Obligors);

(e) all Copyright Licenses;

(f) all Copyrights;

(g) all Deposit Accounts;

(h) all Documents;

(i) all Equipment;

(j) all Fixtures;

(k) all General Intangibles;

(l) all Goods;

(m) all Instruments;

(n) all Inventory;

(o) all Investment Property;

(p) all Letter-of-Credit Rights;

(q) all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (i) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(r) all Payment Intangibles;

(s) all Patent Licenses;

(t) all Patents;

(u) all Software;

(v) all Supporting Obligations;

(w) all Trademark Licenses;

(x) all Trademarks;

(y) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(z) to the extent not otherwise included, all, Accessions, Proceeds and products of any and all of the foregoing; and

(aa) all other assets of such Obligor.

Notwithstanding the foregoing, “Collateral” shall not include (i) Deposit Accounts that consist of, contain or include money deposited by franchisees to the extent the Credit Parties do not have money deposited in such accounts exceeding $500,000 in the aggregate, (ii) shares of Capital Stock of any Foreign Subsidiary in excess of 65% of the total shares of outstanding Capital Stock of such Foreign Subsidiary to the extent that a pledge of, or lien on, such shares would result in adverse tax consequences for any Obligor, or (iii) any “Excluded Property” (as defined below) until such time, if any, as the prohibitions causing such property to be Excluded Property have terminated (howsoever occurring). Upon such termination, the Administrative Agent will be deemed to have and at all times from and after the date hereof to have had, a security interest in such Excluded Property and the relevant Obligor shall take all actions necessary in the reasonable judgment of the Administrative Agent to perfect such security interest. The term “Excluded Property” means (a) any permit, lease, license, agreement, contract or other General Intangible of any Obligor that validly prohibits the creation by such Obligor of a security interest therein which was entered into prior to the date hereof (to the extent such prohibition is not invalidated under the UCC) and (b) any permit, lease, license, agreement, contract or other General Intangible of such Obligor to the extent that any Requirement of Law applicable thereto prohibits the creation by such Obligor of a security interest therein, in each case other than (i) the right to receive any payment of money due in respect of such permit, lease, license, agreement, contract or other General Intangible and (ii) any Accessions, Proceeds or products of any such permit, lease, license, agreement, contract or other General Intangible (unless such Accessions, Proceeds or products would itself constitute Excluded Property).

The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Intellectual Property.

The term “Collateral” shall include any Secured Hedging Agreement and any rights of the Obligors thereunder only for purposes of this Section 2.

3. Provisions Relating to Accounts, Material Contracts and Assigned Agreements.

(a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, Material Contracts and Assigned Agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such Material Contracts and Assigned Agreements. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), Material Contract or Assigned Agreement by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account, Material Contract or Assigned Agreement pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), Material Contract or Assigned Agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), Material Contract or Assigned Agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) At any time and from time to time, the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time upon the occurrence and during the continuation of a Default or Event of Default upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents) or any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated:

(a) Chief Executive Office; Books & Records; Legal Name; State of Formation. As of the Closing Date, each Obligor’s chief executive office and chief place of business are (and for the prior four months prior to the date hereof has been) located at the locations set forth on Schedule 3.19(c) to the Credit Agreement (as updated from time to time), and as of the Closing Date each Obligor keeps its books and records at such locations. As of the Closing Date, each Obligor’s exact legal name is as shown in this Security Agreement and its state of formation is (and for the prior four months prior to the date hereof has been) the location set forth on Schedule 3.12 to the Credit Agreement. No Obligor has in the past four months prior to the date hereof changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 4(a) attached hereto (as updated from time to time in accordance with Section 5(d)).

(b) Location of Collateral. As of the Closing Date, the tangible Collateral owned by each Obligor is located solely at the locations set forth on Schedule 3.19(b) to the Credit Agreement (other than immaterial portions of Inventory and/or Equipment in transit or held in warehouses, provided that such Inventory and/or Equipment has a fair market value not in excess of $500,000 in the aggregate).

(c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same except to the extent that any pledge, sale, assignment or transfer of such Collateral is prohibited or limited by applicable law, regulations or administrative guidelines or by any contract entered into prior to the date hereof.

(d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, the granting of Control to the Administrative Agent or otherwise, shall constitute a valid first priority, perfected security interest in the Collateral with respect to which the security interest is to be perfected, to the extent such security interest can be perfected by filing or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Liens.

(e) Consents. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office or (iii) obtaining Control to perfect the Liens created by this Security Agreement, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required under the UCC (i) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (ii) for the perfection of such security interest or the exercise by the Administrative Agent of the rights and remedies provided for in this Security Agreement.

(f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

(g) Accounts. With respect to the Accounts of the Obligors: (i) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (ii) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligor’s business and was or will be performed substantially in accordance with the terms of any documents pertaining thereto; (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore delivered to, or submitted to the Control of, the Administrative Agent; provided that this subsection (iii) is not intended to (A) require the endorsement or delivery of ordinary course records and payment instructions or (B) require the endorsement or delivery of any individual Instrument or Chattel Paper in an amount of less than $500,000; (iv) the amount of each Account as shown on the applicable Obligor’s books and records, and on all invoices and statements which may be delivered to the Administrative Agent with respect thereto, is payable to the applicable Obligor and no material portion of the Accounts are contingent; (v) no Account is evidenced by a judgment, there are no set-offs, counterclaims or disputes existing or asserted with respect to any Account that in the aggregate could reasonably be expected to have a Material Adverse Effect, and no Obligor has made any agreement with any account debtor for any deduction from any Account except a discount or allowance for prompt payment allowed by the applicable Obligor and other discounts or allowances made in the ordinary course of its business; (vi) there are no facts, events or occurrences which in any material respect impair the validity or enforcement of any Material Account or could reasonably be expected to materially reduce the amount payable thereunder as shown on the applicable Obligor’s books and records and all invoices and statements delivered to the Administrative Agent with respect thereto; (vii) the right to receive payment under each Account is assignable except where the account debtor with respect to such Account is the United States government or any State government or any agency, department or instrumentality thereof, to the extent the assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract; and (viii) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the security interest granted the Administrative Agent herein and except for Permitted Liens.

(h) Inventory. No Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement.

(i) Intellectual Property.

(i) Schedule 3.16 to the Credit Agreement includes all Intellectual Property owned by the Obligors in their own names, or that the Obligors have the right to use, as of the Closing Date.

(ii) Each Material Copyright, Material Patent and Material Trademark owned by such Obligor is valid, subsisting, unexpired, and to such Obligor’s knowledge, enforceable and has not been abandoned, and such Obligor is legally entitled to use each of its tradenames.

(iii) Except as set forth in Schedule 3.16 to the Credit Agreement, none of the Material Copyrights, Material Patents and Material Trademarks is the subject of any licensing or franchise agreement other than for the benefit of any franchisee.

(iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Material Intellectual Property of the Obligors.

(v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Material Intellectual Property, or which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property.

(vi) All applications pertaining to the Material Copyrights, Material Patents and Material Trademarks of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

(vii) No Obligor has made any assignment or agreement in conflict with the security interest of the Administrative Agent in the Material Intellectual Property of each Obligor hereunder.

(j) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligors’ knowledge, complete in all material respects, valid and genuine.

(k) Equipment. With respect to each Obligor’s Equipment that is material to its business: (i) such Obligor has good and marketable title thereto or a valid leasehold interest therein; and (ii) all such Equipment is in normal operating condition and repair, ordinary wear and tear and obsolescence alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.

(l) Restrictions on Security Interest. None of the Obligors is party to any material license (other than certain liquor licenses) or any material personal property lease that contains legally enforceable restrictions on the granting of a security interest therein.

(m) Collateral Requiring Control to Perfect. Set forth on Schedule 4(m) is a description of all Deposit Accounts, Electronic Chattel Paper, Letter of Credit Rights, Securities Accounts and uncertificated Investment Property of the Obligors, including the name and address of (i) in the case of a Deposit Account, the depository institution, (ii) in the case of Electronic Chattel Paper, the account debtor, (iii) in the case of Letter of Credit Rights, the issuer or nominated person, as applicable, and (iv) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer, as applicable.

5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents) or any Credit Document or Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:

(a) Other Liens. Defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except, in each case, for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein and, except as permitted under the Credit Agreement and the other Credit Documents.

(b) Preservation of Collateral. Keep all Material Collateral useful and necessary in its business in good order, condition and repair, ordinary wear and tear and obsolescence excepted; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable Requirement of Law except for violations that could not reasonably be expected to have a Material Adverse Effect; and not, without the prior written consent of the Administrative Agent, alter or remove any identifying symbol or number on any Material item of Equipment.

(c) Possession or Control of Certain Collateral. If (i) any amount payable under or in connection with any of the Collateral in excess of $500,000 shall be or become evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) if any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral in excess of $500,000 shall consist of Investment Property in the form of certificated securities (other than Cash Equivalents held in accordance with the Credit Agreement), promptly notify the Administrative Agent of the existence of such Collateral and, at the reasonable request of the Administrative Agent, deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Administrative Agent to be held as Collateral pursuant to this Security Agreement. If any Collateral shall consist of Material Deposit Accounts, Material Electronic Chattel Paper, Material Letter-of-Credit Rights or

Material uncertificated Investment Property, promptly execute and deliver (and, with respect to any Collateral consisting of uncertificated Investment Property, cause the issuer or Securities Intermediary with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral.

(d) Changes in Corporate Structure or Location. Not, without providing 30 days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such amendments to any previously filed financing statements as the Administrative Agent may require, (i) alter its corporate existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, except as permitted by the Credit Agreement, (ii) change its state of incorporation or formation or (iii) change its registered corporate name.

(e) Inspection. Allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 5.6 of the Credit Agreement.

(f) Perfection of Security Interest. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted on the Collateral hereunder except with respect to perfection only, for Collateral that is subject to a Permitted Lien under subsections (xi) and (xii) of the definition of Permitted Lien in accordance with the UCC. Each Obligor shall also execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder are perfected in accordance with the UCC, including, without limitation, (A) any financing statement that describes the Collateral as “all personal property” or “all assets” or in some other manner as the Administrative Agent deems necessary or advisable, (B) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (C) with regard to Investment Property, execute and cause any Securities Intermediary with respect to such Investment Property to execute a securities control agreement in form and substance satisfactory to the Administrative Agent, (D) with regard to registered Material Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(f)(i) attached hereto, (E) with regard to Material Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of

Schedule 5(f)(ii) attached hereto and (F) with regard to Material Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Obligor hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such notices or similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder other than, with respect to perfection only, in Vehicles and Collateral that is subject to a Permitted Lien under subsections (xi) and (xii) of the definition of Permitted Lien, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder, under any other Credit Document or any Secured Hedging Agreement shall remain outstanding (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents, and until all of the Commitments thereunder shall have terminated. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction other than, with respect to perfection only, in Vehicles and Collateral that is subject to a Permitted Lien under subsections (xi) and (xii) of the definition of Permitted Lien (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). Each Obligor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(g) Collateral Held by Warehouseman, Bailee, etc. If any Collateral exceeding an aggregate value of $500,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor (except if under repair or refurbishment), notify the Administrative Agent of such possession and, upon the Administrative Agent’s reasonable request, notify such Person of the Administrative Agent’s security interest for the benefit of the Lenders in such Collateral and instruct such Person to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions, and obtain from such Person a written acknowledgement of the Administrative Agent’s security interest therein, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Treatment of Accounts. Unless and until an Event of Default occurs and is continuing, each Obligor may settle and adjust disputes and claims with its franchisees, customers and account debtors, handle returns and recoveries and grant discounts, credit and allowances in the ordinary course of its business as presently conducted and otherwise for amounts and on terms which such Obligor in good faith considers advisable. However, upon the occurrence of any Event of Default and during the continuation thereof, if so instructed by the Administrative Agent, such Obligor shall settle and adjust disputes and claims as directed by the Administrative Agent, and no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of merchandise shall be accepted by such Obligor without the Administrative Agent’s consent. The Administrative Agent may (but shall not be required to) at all times upon the occurrence of any Event of Default and during the continuance thereof, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Administrative Agent considers reasonable.

(i) Covenants Relating to Inventory.

(i) Maintain, keep and preserve all Material Inventory in accordance with standard operating procedures.

(ii) If any Inventory exceeding an aggregate value of $500,000 is at any time evidenced by a document of title, deliver such document of title to the Administrative Agent.

(j) Covenants Relating to Copyrights.

(i) Employ the Copyrights for each Work with such notice of copyright as may be required by law to secure copyright protection.

(ii) Not do any act or knowingly omit to do any act whereby any Material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any Material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows, or has reason to know, that any Material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any Material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder.

(k) Covenants Relating to Patents and Trademarks.

(i) (A) Continue to use each Material Trademark in full force free from any claim of abandonment for non-use, unless such Material Trademark is abandoned or no longer used in the ordinary course of business, (B) maintain as in the past the quality of products and services offered under such Material Trademark, (C) employ such Material Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Material Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Material Trademark may become invalidated.

(ii) Not do any act, or omit to do any act, whereby any Material Patent may become abandoned or dedicated.

(iii) Notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Patent or Material Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Patent or Trademark and the goodwill and General Intangibles of an Obligor relating thereto or represented thereby.

(v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of all Material Patents and Material Trademarks, unless such Material Patents and Material Trademarks have been abandoned or are no longer used in the ordinary course of business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi) Promptly notify the Administrative Agent and the Lenders after it learns that any Material Patent or Material Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder.

(l) New Patents, Copyrights and Trademarks. Promptly provide the Administrative Agent (i) with respect to Material Copyrights, a duly executed Notice of Grant of Security Interest in Copyrights, (ii) with respect to Material Patents, a duly executed Notice of Grant of Security Interest in Patents, (iii) with respect to Material Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks or (iv) such other duly executed documents as the Administrative Agent may reasonably request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest of the Administrative Agent on behalf of the Lenders in the Copyright, Patent or Trademark which is the subject of such new application.

(m) Commercial Tort Claims; Notice of Litigation. (i) Promptly forward to the Administrative Agent written notification of any and all Commercial Tort Claims, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent’s security interest in any Commercial Tort Claims.

(n) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in Section 5.5 of the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

(o) Fixtures. At all times maintain the Collateral existing as of the Closing Date as personal property and not affix any of such Collateral to any real property (except real property in which the Administrative Agent has a valid, perfected and first priority security interest or that is subject to a Permitted Lien to the extent such Collateral may be encumbered by a Permitted Lien) in a manner which would change its nature from personal property to real property or a Fixture.

6. Performance of Obligations; Advances by Administrative Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the ABR Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Secured Hedging Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Events of Default.

The occurrence of an event, which under the Credit Agreement would constitute an Event of Default, shall be an event of default hereunder (an “Event of Default”).

8. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent and the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Secured Hedging Agreement or by law (including, but not limited to, levy of attachment, garnishment, and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, to the extent permitted by law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Administrative Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the applicable Obligor in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent. In addition, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Administrative Agent in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent for the benefit of the Lenders in accordance with the provisions hereof shall be applied to the Secured Obligations in the order set forth in Section 2.11(b) of the Credit Agreement and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents, in which case such Indemnified Party shall not be entitled to the indemnification provisions hereunder. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Administrative

Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Secured Hedging Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of any Event of Default and during the continuation thereof, the Administrative Agent may retain all or a portion of the Collateral in satisfaction of the Secured Obligations but only after providing the notices required by Sections 9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC) and otherwise complying with the requirements of applicable law of the relevant jurisdiction. Unless and until the Administrative Agent shall have provided such notices and complied with all applicable legal requirements, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the ABR Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s and the Lenders’ rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Secured Hedging Agreement.

9. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

(v) to sell, assign, transfer, endorse, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and

(ix) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary or appropriate in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents), any Credit Document or any Secured Hedging Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign its rights and obligations hereunder as permitted under the Credit Agreement and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 2.11(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the order set forth in Section 2.11(b) of the Credit Agreement, notwithstanding any entry to the contrary upon any of its books and records.

11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

12. Continuing Agreement.

(a) Upon this Security Agreement becoming effective in accordance with the terms hereof and of the other Credit Documents, the Existing Security Agreement shall be deemed amended and restated by this Security Agreement. This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding (other than contingent indemnity obligations which by the terms thereof are stated to survive termination of the Credit Documents) or any Credit Document or any Secured Hedging Agreement is in effect, and until all of the Commitments thereunder shall have terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated without delivery of any instrument or performance of any act by any Person and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all liens and security interests granted hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each Lender, each of their respective officers, employees and agents, and each of their successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of such Person.

15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Security Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

18. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Venue. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. The terms of Sections 9.14 and 9.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20. Entirety. This Security Agreement, the other Credit Documents and the Secured Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Credit Documents, the Secured Hedging Agreements or the transactions contemplated herein and therein.

21. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Secured Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

22. Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Secured Hedging Agreements, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

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Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:

BORROWER:	RED ROBIN INTERNATIONAL, INC., a Nevada corporation

	By:	/s/ Katherine L. Scherping
	Name:	Ms. Katherine L. Scherping
	Title:	Chief Financial Officer

GUARANTORS:

RED ROBIN GOURMET BURGERS, INC.,

a Delaware corporation

RED ROBIN WEST, INC.,

a Nevada corporation

RED ROBIN DISTRIBUTING COMPANY, INC.,

a Colorado corporation

WESTERN FRANCHISE DEVELOPMENT, INC.,

a California corporation

	By:	/s/ Katherine L. Scherping
	Name:	Ms. Katherine L. Scherping
	Title:	Chief Financial Officer of each of the foregoing Guarantors

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Richard E. Anglin
	Name:	Richard E. Anglin
	Title:	Vice President

SECURITY AGREEMENT